Exhibit 99.1

IPG Photonics Announces Binding Offer to Acquire Lumibird Medical, Expanding IPG’s Medical Laser Growth Platform
Creates a Scaled Medical Laser Platform, Accelerating IPG’s Strategic Expansion in Advanced Solutions
Expected to Be Accretive to Gross Margin, EBITDA, and Adjusted EPS
MARLBOROUGH, Mass. – July 16, 2026 - IPG Photonics Corporation (NASDAQ: IPGP) today announced that it has entered into a binding offer to acquire Lumibird Medical. The acquisition advances IPG’s strategy, further expanding the Advanced Solutions portfolio in attractive medical markets. The transaction is expected to deliver financial benefits by adding a high-margin business that is accretive to gross margin, EBITDA and adjusted EPS. IPG believes that the combined medical businesses will create a scaled medical laser platform for growth with complementary established leadership in ophthalmology and urology. The company expects that this also adds approximately $1 billion in addressable market for Advanced Solutions, expanding long-term value creation opportunities that leverage IPG’s capabilities.
IPG intends to acquire Lumibird Medical for a purchase price of €300 million on a cash-free, debt-free basis. The purchase price will be paid in cash at closing. A contingent earnout consideration of up to €50 million additional in cash is based on achieving certain 2026 and 2027 performance metrics. The acquisition will be funded with cash on hand.
“We expect that this acquisition will accelerate our strategic expansion in attractive medical markets in Advanced Solutions,” said Dr. Mark Gitin, IPG Photonics’ Chief Executive Officer. “Lumibird Medical’s leadership in ophthalmology complements our strength in urology, which will create a scaled medical platform with opportunities to accelerate innovation, broaden our commercial reach and deliver differentiated solutions for physicians and patients. We expect the transaction to strengthen our long-term growth profile and provide significant value creation. I am looking forward to welcoming the Lumibird Medical team to IPG.”
“I’m excited about the future of Lumibird Medical, which will benefit significantly from IPG’s scale and leadership in lasers, photonics and applications,” said Jean-Marc Gendre, CEO of Lumibird Medical. “I am convinced that becoming part of IPG will provide our teams, our technologies and our customers with outstanding opportunities to accelerate this remarkable journey while preserving the culture of innovation that has made our success.”
Lumibird Medical is a global leader in diagnostic and treatment systems for ophthalmology, a highly regulated medical laser market that is largely driven by non-discretionary spending. The company designs and produces diagnostic and therapeutic tools for conditions including cataracts, glaucoma, dry eye and age-related macular degeneration, and is a partner of choice for specialist and generalist patient care. Its proprietary laser technology delivers innovative solutions, from diagnosis to laser treatment, through market-leading brands including Quantel Medical, Ellex and Optotek Medical. Headquartered in France, the company has three major global facilities and more than 450 employees worldwide. Lumibird Medical has a track record of sales growth and EBITDA margin expansion. For the fiscal year ended December 31, 2025, Lumibird Medical reported revenue of €112.2 million and EBITDA of €24.1 million with EBITDA margin of 21.5%1.
1 Lumibird Medical's historical financials are prepared under IFRS. Please see the reconciliation from IFRS to U.S. GAAP in the appendix of the presentation furnished with the SEC on Form 8-K.

Transaction Timing
Following completion of the information and consultation process with Lumibird Medical's works council in accordance with French law, the parties expect to enter into a definitive purchase agreement. IPG Photonics expects the transaction to close during the fourth quarter of 2026, subject to customary closing conditions.

Conference Call Details
The Company will hold a conference call tomorrow, July 17, 2026, at 8:00 a.m. ET. To access the call, please dial 877-407-6184 in the US or 201-389-0877 internationally. A live webcast of the call will also be available and archived on the investor relations section of the Company’s website at investor.ipgphotonics.com.

Contact
Eugene Fedotoff
Senior Director, Investor Relations
IPG Photonics Corporation
508-597-4713
efedotoff@ipgphotonics.com
About IPG Photonics Corporation
Innovation is at the heart of IPG Photonics. As a global leader in laser technology, we apply light to transform the world. From manufacturing to medical and beyond, our breakthrough laser solutions power our customers’ success and expand what's possible. Discover more at www.ipgphotonics.com.

Safe Harbor Statement
Information and statements provided by IPG and its employees, including statements in this press release, that relate to future plans, events or performance are forward-looking statements within the meaning of the federal securities laws, including the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, each as amended. These statements involve risks and uncertainties. Any statements in this press release that are not statements of historical fact are forward-looking statements, including those statements related to the proposed acquisition of Lumibird Medical (the "Proposed Transaction") and the timing and completion thereof, advancing IPG’s strategy , further expanding the Advanced Solutions portfolio in attractive medical markets, delivering financial benefits by adding a high-margin business, accretive to gross margin, EBITDA and adjusted EPS, the combination creating a scaled platform for growth, adding approximately $1 billion in addressable market, expanding long-term value creation opportunities that leverage IPG’s capabilities, expecting the transaction to provide opportunities to accelerate innovation, broaden commercial reach, deliver differentiated solutions, to strengthen long-term growth profile, provide value creation and to be accretive to margin, EBITDA and adjusted EPS, the ability to complete the information and consultation process with Lumibird Medical's works council, the execution of definitive agreements relating to the Proposed Transaction, the ability to obtain required regulatory approvals and to satisfy other customary closing conditions, the ability to successfully integrate Lumibird Medical's business and retain its employees, customers and distributors, and the realization of anticipated synergies and the expected closing date. Factors that could cause actual results to differ materially include risks and uncertainties, including risks associated with the strength or weakness of business conditions in industries and geographic markets that IPG serves, particularly the effect of downturns in the markets IPG serves; uncertainties and adverse changes in the general economic conditions of markets; inability to manage risks associated with international customers and operations; changes in trade controls and tariff policies; IPG's ability to penetrate new applications for fiber lasers and increase market share; the rate of acceptance and penetration of IPG's products; foreign currency fluctuations; high levels of fixed costs from IPG's vertical integration; the appropriateness of IPG's manufacturing capacity for the level of demand; competitive factors, including declining average selling prices; the effect of acquisitions and investments; inventory write-downs; asset impairment charges; intellectual property infringement claims and litigation; interruption in supply of key components; manufacturing risks; government regulations and trade sanctions; and other risks identified in IPG's SEC filings. There can be no assurance that the Proposed Transaction will be consummated on the anticipated timeline or at all. Readers are encouraged to refer to the risk factors described in IPG's Annual Report on Form 10-K (filed with the SEC on February 23, 2026) and IPG's reports filed with the SEC, as applicable. Actual results, events and performance may differ materially. Readers are cautioned not to rely on the forward-looking statements, which speak only as of the date hereof. IPG undertakes no obligation to update the forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

Use of Non-GAAP Adjusted Financial Information
We refer to certain financial measures that are not recognized under United States generally accepted accounting principles (“GAAP”) and are provided as supplemental information to enhance understanding of the Company’s financial performance.

Such non-GAAP financial measures should not be considered superior to, as a substitute for or alternative to, and should be considered in conjunction with, the GAAP financial measure presented by the Company.